Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of CUI Global, Inc. (the "Company"), on Form 10-Q/A of the quarter ended September 30, 2013, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CUI Global, Inc.
By:	/s/ Daniel N. Ford	Dated this 13th day of May 2014.
Daniel N. Ford
Chief Financial Officer